AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                               WASATCH FUNDS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.



                                 NAMES OF FUNDS



                                 Micro Cap Fund
                              Small Cap Growth Fund
                                Ultra Growth Fund
                                Core Growth Fund
                      Wasatch-Hoisington U.S. Treasury Fund
                              Small Cap Value Fund
                       Global Science and Technology Fund
                            International Growth Fund